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                                                                    EXHIBIT 99.3

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma condensed consolidated financial statements reflect the merger of Antigenics Inc. and Aquila Biopharmaceuticals, Inc. in a transaction accounted for as a purchase business combination.

     The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 has been prepared as if the merger had occurred on September 30, 2000. The unaudited pro forma condensed consolidated balance sheet combines the historical balance sheets of Antigenics and Aquila at September 30, 2000, and gives effect to the unaudited pro forma adjustments necessary to account for the merger as a purchase.

     The unaudited pro forma condensed consolidated statements of operations have been prepared as if the merger had occurred on January 1, 1999. These unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of Antigenics for the year ended December 31, 1999 and the nine months ended September 30, 2000 with the historical statements of operations of Aquila for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively, and give effect to the unaudited pro forma adjustments necessary to account for the merger as a purchase.

     The unaudited pro forma adjustments reflect the purchase price allocations made by Antigenics based on an appraisal of the intangible assets of Aquila and other available information that Antigenics believes to be reasonable. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what Antigenics' results of operations or financial position would actually have been, had the merger in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Antigenics for any future period or date.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited and unaudited financial statements and accompanying notes of Antigenics, which have been previously filed, and of Aquila, which are included elsewhere in this filing.

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            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                              Nine Months Ended September 30, 2000
                                                            ----------------------------------------------------------------------

                                                            Historical          Historical         Adjustments
                                                            Antigenics            Aquila            for Merger           Pro Forma
                                                            ----------          ----------         -----------           ---------

   ASSETS
   Current assets:
          Cash, cash equivalents and marketable
            securities................................      $ 101,553           $   6,458                                $ 108,011
          Receivables, net............................             --                 930                                      930
          Inventories.................................             --                 666                                      666
          Deferred acquisition costs..................            690                  --                (690)A                 --
          Other current assets........................            500                 175                                      675
                                                            ---------           ---------                                ---------

          Total current assets........................        102,743               8,229                                  110,282

   Plant and equipment, net...........................          8,624               5,656                                   14,280
   Intangible assets..................................             --                  19                 (19)A              6,710
                                                                                                        6,710 A                 --
   Goodwill...........................................             --                  --               2,718 A              2,718
   Other assets.......................................            731               1,088                (150)C              1,669
                                                            ---------           ---------                                ---------

          Total assets................................      $ 112,098           $  14,992                                $ 135,659
                                                            =========           =========                                =========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable...................................      $   1,710           $     366                                $   2,076
   Accrued liabilities................................          1,338               1,496               1,930 A              4,764
   Current portion, long-term debt....................            906               1,360                                    2,266
                                                            ---------           ---------                                ---------

          Total current liabilities...................          3,954               3,222                                    9,106

   Long-term debt.....................................          1,463               1,728                                    3,191
   Other Liabilities..................................             --                 150               (150)C                  --


   Stockholders' Equity:

          Common stock................................            248                  86                  25 B                273
                                                                                                          (86)B
          Treasury Stock..............................             --                 (34)                 34 B                 --
          Additional paid-in capital..................        159,326             145,743              42,456 B            201,782
                                                                                                     (145,743)B
          Deferred compensation.......................         (1,316)                 --                                   (1,316)
          Accumulated deficit.........................        (51,577)           (135,903)            (25,800)A            (77,377)
                                                                                                      135,903 B
                                                            ---------           ---------                                ---------

          Total stockholders' equity..................        106,681               9,892                                  123,362
                                                            ---------           ---------                                ---------

          Total liabilities and stockholders' equity..        112,098              14,992                                  135,659
                                                            =========           =========                                =========

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       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

                                                                         Year Ended December 31, 1999
                                                       ------------------------------------------------------------

                                                       Historical         Historical      Adjustments
                                                       Antigenics           Aquila         for Merger     Pro Forma
                                                       ----------         ----------      -----------     ---------
Revenue.............................................   $        -         $    2,068                      $   2,068
Costs and expenses:
              Cost of sales.........................            -                858                            858
              Research and development..............       11,845              6,643      $       993 D      19,481
              General and administrative............        7,012              3,026                         10,038
                                                       ----------         ----------                      ---------
                           Operating loss...........      (18,857)            (8,459)                       (28,309)
Other income (expense);
              Interest income.......................        1,014                544                          1,558
              Other, net............................         (281)              (280)                          (561)
                                                       ----------         ----------                      ---------

Loss before nonrecurring charges directly
     attributable to the acquisition................   $  (18,124)        $   (8,195)                 E   $ (27,312)
                                                       ==========         ==========                      =========

Weighted average number of common shares
     outstanding, basic and diluted.................       18,144                               2,498 F      20,642
                                                       ==========                                         =========

Loss before nonrecurring charges directly
     attributable to the acquisition per common
     share, basic and diluted.......................   $    (1.00)                                        $   (1.32)
                                                       ==========                                         =========




       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

                                                                     Nine Months Ended September 30, 2000
                                                       ------------------------------------------------------------

                                                       Historical         Historical      Adjustments
                                                       Antigenics           Aquila         for Merger     Pro Forma
                                                       ----------         ----------      -----------     ---------
Revenue............................................    $        -         $    3,523                      $   3,523
Costs and expenses:
              Cost of sales........................             -              1,040                          1,040
              Research and development.............        12,694              4,526      $       768 D      17,988
              General and administrative...........         5,491              2,045             (145)G       7,391
                                                       ----------         ----------                      ---------
                           Operating loss..........       (18,185)            (4,088)                       (22,896)
Other income (expense);
              Interest income......................         4,521                285                          4,806
              Other, net...........................          (296)               368                             72
                                                       ----------         ----------                      ---------

Loss before nonrecurring charges directly
     attributable to the acquisition...............    $  (13,960)        $   (3,435)                 E   $ (18,018)
                                                       ==========         ==========                      =========

Weighted average number of common shares
     outstanding, basic and diluted................        24,193                               2,498 F      26,691
                                                       ==========                                         =========

Loss before nonrecurring charges directly
     attributable to the acquisition per common
     share, basic and diluted......................    $    (0.58)                                        $   (0.68)
                                                       ==========                                         =========

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   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note A.

     Reflects the allocation of the purchase price to the net assets of Aquila. Under purchase accounting, the assets and liabilities of Aquila are required to be adjusted to their fair values. The purchase price of $44,496,000 is the sum of (i) $39,936,000 representing approximately 2,498,000 shares of Antigenics stock valued at approximately $15.98 per share, which represents the average closing price per share of Antigenics stock for the five days before and after the announcement of the merger on August 18, 2000, issued at an exchange ratio of 0.2898 shares of Antigenics common stock for each of the 8,619,000 outstanding shares of Aquila stock as of November 16, 2000 (the consummation date of the merger), (ii) $2,545,000 representing the fair value of Aquila options and warrants to acquire Aquila stock which was vested upon the consummation of the merger and exchanged for options to purchase 264,000 shares of Antigenics common stock and warrants to purchase 18,000 shares of Antigenics common stock and
     (iii) an estimated $2,015,000 of Antigenics' costs of the merger and the cost to sever the employment of Aquila's president. The fair value of the Aquila options and warrants has been calculated using an option pricing model with the following weighted average assumptions: life of the option - 6 years; dividend yield - nil; risk-free interest rate - 5.50%; price volatility - 74.0%.

     The following are the pro forma adjustments made to reflect the allocation of the purchase price to the estimated fair value of the net assets acquired based upon valuations of Aquila's intangible assets and other available information. The valuation of acquired in-process research and development below represents the estimated fair value of products under development at Aquila calculated using an income approach. This involves estimating the fair value of the in-process research and development using the present value of the estimated after-tax cash flows expected to be generated by the acquired in-process research and development projects. A risk-adjusted discount rate of 60% has been utilized for each specific product. Cash inflows from projects begin primarily in 2003 and 2004, the expected dates of product approvals. Gross margins on products are estimated at levels consistent with industry expectations.

       Purchase price.........................................................   $ 44,496,000
       Net assets of Aquila (1)...............................................     (9,873,000)
                                                                                 ------------
                 Subtotal.....................................................     34,623,000
                                                                                 ------------

       Fair value adjustments:
             Core and developed technology....................................      6,200,000
             Assembled work force.............................................        510,000
             Acquired in-process research and development (2).................     25,800,000
             Liabilities assumed (3)..........................................       (605,000)
                                                                                 ------------
                  Subtotal....................................................     31,905,000
                                                                                 ------------
       Excess of cost over fair value of net assets acquired (goodwill).......   $  2,718,000
                                                                                 ============

     (1) Represents the historical Aquila net assets adjusted to eliminate historical patents and purchased technology, net of $19,000.

     (2) Antigenics will record an immediate write-off of acquired in-process research and development costs at the consummation of the merger. The write-off is not



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          reflected in the unaudited pro forma condensed consolidated statements of operations because it is nonrecurring in nature. This nonrecurring charge is reflected in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 as an increase to accumulated deficit.

     (3) Reflects the additional transaction-related expenses incurred by Aquila between September 30, 2000 and the date of the merger. Such expenses have not been reflected in the unaudited pro forma condensed consolidated statements of operations because they are nonrecurring in nature.

Note B.

     Reflects the elimination of the historical Aquila equity balances and the issuance of Antigenics' common stock, options and warrants as consideration for the merger.

Note C.

     Reflects the elimination of deferred revenue and related other assets.

Note D.

     Reflects the amount by which the pro forma amortization of core and developed technology resulting from the merger on a straight-line basis over 10 years and the amortization of the assembled workforce on a straight-line basis over 3 years ($790,000 per year or $593,000 for nine months) exceeds the amortization of Aquila's historical intangible amortization ($69,000 and $29,000 for the year ended December 31, 1999 and the nine months ended September 30, 2000, respectively) and the amortization of goodwill resulting from the merger on a straight-line basis over 10 years ($272,000 per year and $204,000 for the nine months).

Note E.

     No pro forma income tax provision (benefit) is recognized because of a loss before income taxes in each period and the need to recognize a valuation allowance on deferred tax assets. Given the history of incurring losses, Antigenics believes that it is more likely than not that any deferred tax assets will not be realized.

Note F.

     The weighted average number of outstanding common shares outstanding assumes that the shares issued in the merger (2,498,000 shares of Antigenics common stock) are outstanding throughout each period. Options and warrants to purchase Aquila common stock will become options and warrants to purchase Antigenics stock. The pro forma loss before nonrecurring charges directly attributable to the acquisition and the weighted average number of common shares outstanding used for computing diluted loss before nonrecurring charges directly attributable to the acquisition per common share are the same as that used for computing basic loss before nonrecurring charges directly attributable to the acquisition per common share for each period because inclusion of the options and warrants in the calculation would be antidilutive (i.e., would reduce the loss per common share).


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Note G.

     Reflects the nonrecurring transaction-related expenses incurred by Aquila prior to September 30, 2000.